SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 21, 2004

                            VALENCE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                     0-20028                 77-0214673
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
         Incorporation)                                     Identification  No.)


                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
          (Address of Principal Executive Offices, Including Zip Code)

                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     On December 22, 2004 we completed the sale of our Mallusk, Northern Ireland facility and certain equipment located at the facility to John McCann. The purchase price was (pound)5.0 million ($9.6 million), paid in cash. Other than the sales transaction, there is no other relationship existing between the purchaser and us or any of our affiliates, directors or officers, or any associates of any of them. At the time of the sale, we were not using the facility in our operations.

     The proceeds from the sale were used to payoff the two outstanding mortgages held on the facility for approximately (pound)3.2 million ($6.2 million), closing and clean-up costs of (pound)250,000 ($482,000) and payment of approximately (pound)1.5 million ($2.9 million) of our obligations under the settlement agreement described in Item 8.01 below.

     The Company expects to record a gain on the sale of the assets of approximately $4.5 million.

     Giving effect to the sale of the facility and equipment and the settlement agreement described in Item 8.01 as if they had occurred at September 30, 2004, these transactions would have had a pro forma effect on our balance sheet of (i) reducing current liabilities by approximately $2.1 million, (ii) reducing total liabilities by approximately $10.0 million, (iii) increasing working capital by approximately $2.2 million and (iv) reducing property, plant and equipment, net and total assets by approximately $4.8 million.

ITEM 8.01 OTHER EVENTS.

     On December 21, 2004, we and Invest Northern Ireland, formerly known as the Ireland Development Board ("INI"), entered into a settlement agreement pursuant to which INI agreed to release us of all outstanding claims and other obligations owing to INI in connection with grants previously provided to it for our Mallusk, Northern Ireland manufacturing facility. In consideration for the release, we agreed to pay to INI a total of (pound)3.0 million ($5.8 million). Of this amount, (pound)1.0 million ($1.9 million) was satisfied by delivering a total of 539,416 shares of our common stock to INI. Under the agreement, the remaining amount ((pound)2.0 million or $3.9 million), is required to be paid on the earlier of the sale of our Mallusk, Northern Ireland manufacturing facility and June 2005. As a result of the transactions described in Item 2.01 above, all but approximately (pound)350,000 owing under the settlement agreement has been paid as of the date of this report.

     A copy of the settlement agreement is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.  DESCRIPTION

99.1 Agreement, by and among Valence Technology BV, Valence Technology, Inc., and Invest Northern Ireland, dated December 21, 2004.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VALENCE TECHNOLOGY, INC.



Date:   December 28, 2004             /s/ Kevin W. Mischnick
                                      ----------------------------------------
                                      Name:  Kevin W. Mischnick
                                      Title: Vice President of Finance and
                                             Assistant Secretary


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                                  EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION


99.1 Agreement, by and among Valence Technology BV, Valence Technology, Inc., and Invest Northern Ireland, dated December 21, 2004.